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                                                                      EXHIBIT 21

                       BANK ONE CORPORATION Subsidiaries


     As of December 31, 1999, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                             Jurisdiction of
Names of Subsidiaries                                         Organization
---------------------                                         ------------
Affiliated Banks Building Co.                                  Colorado
American Fletcher Realty Corporation                           Indiana
American Insurance Agency, Inc.                                Arizona
American National Bank and Trust Company of Chicago            United States
     American National Corporation                             Delaware
     Bank One Exchange Corporation                             Illinois
     Midwest Audit Services, Inc.                              Illinois
Banc One ABS Corporation                                       Ohio
Banc One Arizona Investment Corporation                        Arizona
Banc One Building Management Corporation                       Wisconsin
Banc One Capital Holdings Corporation                          Ohio
     Banc One Capital Funding Corporation                      Ohio
     Banc One Capital Services Corporation                     Ohio
     Banc One Management and Consulting Corporation            Ohio
     Banc One Securities Corporation                           Ohio
     BOCP Holdings Corporation                                 Ohio
Banc One Financial Corporation                                 Delaware
     Banc One Capital Corporation                              Delaware
          First Chicago Capital Corporation                    Delaware
          First Chicago Equity Corporation                     Illinois
          First Chicago Investment Corporation                 Delaware
          First Chicago Leasing Corporation                    Delaware
     Banc One Capital Markets, Inc.                            Delaware
     Banc One Hedging Services Corporation                     Delaware
Banc One Insurance Company                                     Vermont
Banc One International Services Corporation                    U.S. Virgin Islands
Banc One Kentucky Insurance Company                            Kentucky
Banc One Life Insurance Company                                Arizona
Banc One Management Corporation                                Ohio
Banc One Mezzanine Corporation                                 Delaware
Banc One Neighborhood Development Corporation                  Ohio
Banc One Real Estate Services, Inc.                            Indiana
Banc One Realty Columbus Corporation                           Ohio
Banc One Student Loan Funding Corporation                      Ohio

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
                                                             Jurisdiction of
Names of Subsidiaries                                         Organization
---------------------                                         ------------
Banc One Texas Corporation                                     Ohio
     Bank One Texas, National Association                      United States
          Banc One Leasing Corporation                         Ohio
          Banc One Texas Leasing Corporation                   Texas
          GP Holder, Inc.                                      Texas
          Team Life Insurance Company                          Texas
          Texas Asset Acquisition Corp.                        Nevada
          Texas Investment Holding Corporation                 Nevada
Bank One, Arizona, National Association                        United States
     Arizona Trust Deed Corporation                            Arizona
     AZ IHC, Inc.                                              Nevada
     Banc One Arizona Leasing Corporation                      Arizona
     Banc One Credit Company                                   Arizona
     Banc One Operations Services Corporation                  Arizona
     BOAZ IHC, Inc.                                            Nevada
     Valley Bank Building, Inc.                                Arizona
     Valley National Investors, Inc.                           Arizona
     Washington Street Foods, Inc.                             Arizona
Bank One, Colorado, National Association                       United States
     Banc One Boulder Leasing Services Corporation             Colorado
     Banc One Colorado Springs Leasing Services Corporation    Colorado
     Banc One Denver Leasing Services Corporation              Colorado
     BOCOL IHC, inc.                                           Nevada
Bank One, Dearborn, National Association                       United States
Bank One, Florida                                              Florida
Bank One, Illinois, National Association                       United States
     BOC Realty, Illinois, Inc.                                Illinois
     BOILL IHC, Inc.                                           Nevada
Bank One, Indiana, National Association                        United States
     Banc One Equipment Finance, Inc.                          Indiana
     Banc One Indianapolis Auto Lease, Inc.                    Indiana
     Indiana LLC 1 (99%; 1% owned by the Corporation)          Indiana
     BIL International Holdings, Inc.                          Indiana
     BOIND IHC, Inc.                                           Nevada
Bank One, Kentucky, National Association                       United States
     Banc One Kentucky Leasing Company                         Kentucky
     Banc One Vehicle Leasing Company                          Kentucky
     First B.C. Realty Corporation                             Indiana
     Liberty Payment Services, Inc.                            Kentucky
     Liberty Properties Incorporated                           Kentucky
Bank One, Louisiana, National Association                      United States
     Banc One Louisiana Leasing Corporation                    Louisiana
     Bank One Equity Investors, Inc.                           Louisiana
     Louisiana Credit Life Insurance Co., Inc.                 Arizona
     Premier Investment Advisors, L.L.C.

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
                                                             Jurisdiction of
Names of Subsidiaries                                         Organization
---------------------                                         ------------
      (99.99%; 0.01% owned by Premier LLC, Inc.)               Louisiana
     Premier LLC, Inc.                                         Louisiana
Bank One, National Association (Chicago)                       United States
     Anexsys, LLC (50.00%)                                     Illinois
     Banc One Brokerage International Corporation              Delaware
     Banc One Building Corporation                             Illinois
     Banc One Currency Advisors, Inc.                          Illinois
     Banc One Municipal Products, Inc.                         Delaware
     Banc One National Processing Corporation                  Delaware
     Bank One Canada                                           Canada
     Bank One Delaware Inc.                                    Delaware
     Bank One International Corporation                        United States
     Bank One International Holdings Corporation               United States
     FCNBD Mortgage Investments, Inc.                          Delaware
     FCNBD Technology Holdings, Inc.                           Delaware
     First Chicago NBD Online, Inc.                            Delaware
     FNBC Leasing Corporation                                  Delaware
     FNBC Properties Inc.                                      Delaware
     Global Trading Operations, Inc.                           Delaware
Bank One, National Association (Ohio)                          United States
     Banc One Acceptance Corporation                           Ohio
     Banc One Financial Card Services Corporation              Ohio
     Banc One Interactive Delivery Corporation                 Ohio
     Banc One Investment Advisors Corporation                  Ohio
     Banc One POS Services Corporation                         Ohio
          Banc One Payment Services, LLC (25%; an additional
           27.5% is held indirectly through FDC Offer
           Corporation)                                        Delaware
              Paymentech Merchant Services, LLC                Nevada
              Paymentech Network Services, LLC                 Delaware
              Paymentech New Hampshire, LLC                    Delaware
     Banc One Services Corporation                             Ohio
     Ohio IHC, Inc.                                            Nevada
Bank One, Oklahoma, National Association                       United States
     Liberty Property Management Company                       Oklahoma
Bank One Trust Company, National Association                   United States
     WITrust Investment Holding Company                        Nevada
Bank One, Utah, National Association                           United States
Bank One, West Virginia, National Association                  United States
     WV IHC, Inc.                                              Nevada
Bank One, Wheeling-Steubenville, National Association          United States
     Banc One Loan Services Corporation                        Pennsylvania
Bank One, Wisconsin                                            Wisconsin
     Banc One Insurance Services Corporation                   Wisconsin
     Banc One Wisconsin Bankcard Corporation                   Wisconsin

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
                                                             Jurisdiction of
Names of Subsidiaries                                         Organization
---------------------                                         ------------

     Banc One Wisconsin Investment Services Corporation        Wisconsin
     Banc One Wisconsin Leasing Corporation                    Wisconsin
     Milwaukee Investment Holding Company                      Nevada
     WI IHC, Inc.                                              Nevada
BOI Leasing Corporation                                        Indiana
FCTC General, Inc.                                             Delaware
FDC Offer Corporation (54.8%)                                  Delaware
     Paymentech, Inc.                                          Delaware
          Paymentech Management Resources, Inc.                Delaware
          Banc One Payment Services LLC (50%; 25% held
            by Banc One POS Services Corporation)              Delaware
             First USA Financial Services, Inc.                Utah
             Paymentech Employee Resources, LLC                Delaware
Finance One Corporation                                        Ohio
     Banc One Financial Services, Inc.                         Indiana
          Banc One Consumer Discount Company, a
           non-banking affiliate of BANC ONE CORPORATION       Indiana
          Banc One Financial Services of Minnesota, Inc.       Minnesota
          Banc One Financial Services of New York, Inc.        New York
          Banc One Financial Services of Tennessee, Inc.       Tennessee
          Banc One Financial Services of West Virginia, Inc.   West Virginia
First Chicago Realty Services Corporation                      Delaware
First Chicago NBD Insurance Company                            Arizona
First Chicago Trust Company of New York                        New York
     EquiServe Limited Partnership, LP (49.5%; 0.5% is held by
          FCTC General, Inc.)
First USA Bank, National Association                           United States
     First USA Management Services, Inc.                       Delaware
     First USA Services, Inc.                                  Delaware
FNW Capital, Inc.                                              Illinois
Liberty Real Estate Company                                    Oklahoma
Mid-America Credit Life Assurance Company                      Oklahoma
Mid-America Insurance Agency, Inc.                             Oklahoma
Bank One, Michigan                                             Michigan
     First Chicago NBD Mortgage Company                        Delaware
NBD Equity Corp.                                               Michigan
NBD Service Corp.                                              Delaware
Sterling Assurance Company                                     Ohio

     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

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